                                                                     EXHIBIT 1.9


                       THE CHASE MANHATTAN CORPORATION

                               Preferred Stock

                            Underwriting Agreement
                             Standard Provisions
                                (August 1994)


     The Chase Manhattan Corporation, a Delaware corporation (the "Company") may from time to time enter into one or more underwriting agreements that provide for the sale of one or more series of its preferred stock without par value registered under the registration statement referred to in Paragraph 1(a) hereof (the "Stock"). The Stock will be authorized and issued in one or more series, which series may vary as to the specific designation, number of shares, stated value per share, liquidation preference, initial public offering price, dividend rate or rates (or the method of ascertaining the same), dividend payment dates, any redemption or sinking fund provisions, any conversion rights and other specific terms, with all such terms for any particular series being determined at the time of sale. The standard provisions set forth herein may be incorporated by reference in any underwriting agreement relating to the offering of Stock (an "Underwriting Agreement"). An Underwriting Agreement relating to one or more particular series of Stock, including the provisions incorporated therein by reference, is herein referred to, with respect to such series, as "this Agreement". The Stock involved in any such offering is hereinafter referred to as the "Offered Stock", the firms which agree to purchase the Offered Stock pursuant to this Agreement are hereinafter referred to as the "Underwriters" of such Offered Stock and the representatives of the Underwriters named in this Agreement are hereinafter referred to as the "Representatives". If no representative or representatives are specified in the Underwriting Agreement relating to any Offered Stock, the term "Representatives" as used herein shall, as to such Offered Stock, be deemed to refer to the Underwriters of such Offered Stock.

     1.  The Company represents, warrants and agrees that:

          (a) A registration statement on Form S-3 with respect to the Stock has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, has been filed with the Commission under the Act and has become effective. As used in this Agreement, "Registration Statement" means that registration statement as amended at the date of this Agreement; "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) included in the Registration Statement; and "Prospectus" means the Basic Prospectus, together with any prospectus amendment or supplement (including in each case all documents incorporated therein by reference) specifically relating to the Offered Stock, in the form first filed with the Commission pursuant to Rule 424 of the Rules and Regulations, which amendment or supplement the Company agrees to promptly so file. The Commission has not issued any order preventing or suspending the use of the Prospectus.

          (b) The Registration Statement and the Prospectus (excluding, for purposes of this Paragraph 1(b), any preliminary or "red herring" prospectus supplement) contain, and each amendment or supplement to the Registration Statement or the Prospectus filed with the Commission prior to the termination of the offering of the Offered Stock (including any document filed by the Company on or after the date of this Agreement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offering of the Offered Stock ("Incorporated Document")) will contain, all statements which are required by the Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder; and the Registration Statement and the Prospectus do not, and any amendment or supplement to the Registration Statement or the Prospectus including Incorporated Documents) filed with the Commission prior to the termination of the offering of the Offered Stock will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

          (c) Except as set forth in or contemplated by the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material transaction not in the ordinary course of business entered into by the Company or The Chase Manhattan Bank (National Association) (the "Bank"), any material change in the liabilities or obligations (direct or contingent) of the Company or the Bank, or any material adverse change in, or development materially and adversely affecting, the financial position of the Company or the Bank.

          (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly registered as a bank holding company under the Bank Holding Company Act of 1956; and the Bank has been duly organized and is in good standing under the laws of the United States of America.

          (e) The Company and the Bank have the authority (corporate and other) to conduct their respective businesses in all material respects as described in the Prospectus; and all of the issued and outstanding shares of capital stock of the Bank have been duly authorized and are validly issued and outstanding and are owned by the Company free and clear of all liens, encumbrances, security interests and claims, except for existing or future restrictions on the disposition or encumbrances by the Company of the capital stock of the Bank contained in indentures, guarantees or evidences of indebtedness of the Company.

          (f) Except as set forth in or contemplated by the Registration Statement and the Prospectus, the Company and the Bank hold all material licenses, certificates, permits and authorizations from governmental authorities deemed by the Company to be reasonably necessary for the conduct of their present operations.

          (g) The accountants whose reports are incorporated by reference in the Prospectus are certified public accountants and are independent public accountants as required by the Act and the Rules and Regulations.

          (h) Except as referred to in the Registration Statement and the Prospectus (including documents incorporated therein by reference), there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or the Bank which would be likely to result in any material adverse change in the financial position of the Company or the Bank.

          (i) Neither the Company nor the Bank is in violation of its certificate of incorporation or Articles of Association, as the case may be, or by-laws, or in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of its indebtedness or any related loan agreement, note purchase agreement or indenture by which the Company or the Bank is bound. The execution, delivery and performance of this Agreement and the Additional Agreement (as hereinafter defined), if any, relating to the Offered Stock, the issuance and sale of the Offered Stock pursuant to this Agreement and compliance by the Company with the provisions of the Additional Agreement, if any, and the terms of the Offered Stock will not conflict with, or constitute a breach of, or a default under, any material agreement, indenture or other instrument by which the Company or the Bank is bound, or any applicable law, administrative regulation or court decree, violation of which would have a material adverse effect on the operations of the Company or the Bank, or result in the creation or imposition of any material lien, charge or encumbrance upon any of the property or assets of the Company or the Bank, and will not result in a violation of the provisions of the certificate of incorporation or Articles of Association, as the case may be, or by-laws, of the Company or the Bank. "Additional Agreement", as used herein with respect to any Offered Stock, shall have the meaning assigned to such term in the Underwriting Agreement relating to such Offered Stock, or, if the term "Additional Agreement" shall not be defined in such Underwriting Agreement, all references herein to the Additional Agreement shall be deemed to be deleted from this Agreement.

          (j) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations or which were required to be filed as exhibits to any document incorporated by reference in the Prospectus by the Exchange Act or the rules or regulations thereunder, which have not been filed as exhibits to the Registration Statement or to such document incorporated by reference in the Prospectus as permitted by the Rules and Regulations or the rules and regulations under the Exchange Act, as the case may be.

          (k) The Additional Agreement, if any, has been validly authorized and, prior to the issuance of the Offered Stock, will be duly executed and delivered by the Company; the shares of Offered Stock, when issued, delivered and paid for on the Delivery Date (as hereinafter defined), will be duly authorized, validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof; none of the shares of Offered Stock will be on the Delivery Date subject to any lien, claim, encumbrance, preemptive rights or any other claim of any third party; and the Offered Stock will conform to the description thereof in the Registration Statement and the Prospectus.

          (l) Since the end of its latest fiscal year, the Company has timely filed all documents and amendments to previously filed documents required to be filed by it pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. The documents incorporated by reference in the Prospectus have been, and each Incorporated Document will be, prepared by the Company in conformity with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and such documents have been, and in the case of each Incorporated Document will be, timely filed as required thereby. Copies of each of the documents incorporated by reference in the

     Prospectus have been delivered by the Company to the Representatives.

     2. The Company shall not be obligated to deliver any Offered Stock except upon payment for all the Offered Stock to be purchased pursuant to this Agreement. If any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Offered Stock which the defaulting Underwriter agreed but failed to purchase in the respective proportions which the number of shares of Offered Stock set forth in the Underwriting Agreement to be purchased by each remaining non-defaulting Underwriter bears to the total number of shares of Offered Stock set forth in the Underwriting Agreement to be purchased by all the remaining non- defaulting Underwriters; provided that the remaining non-defaulting Underwriters shall not be obligated to purchase any Offered Stock if the number of shares of Offered Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 9.09% of the total number of shares of Offered Stock, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of Offered Stock set forth in the Underwriting Agreement to be purchased by such Underwriter. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportions as may be agreed upon among them, all the Offered Stock. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Offered Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Paragraphs 5(j) and 9 hereof.

     3. Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Offered Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

     4. Unless otherwise specified in the Underwriting Agreement relating to the Offered Stock, delivery of and payment for the Offered Stock shall be made at the offices of the Company, 1 Chase Manhattan Plaza, New York, New York 10081, at 10:00 A.M., New York City time, on the fifth business day following the date of this Agreement or at such other date as shall be determined by agreement between the Representatives and the Company. The date and time of delivery of and payment for the Offered Stock are sometimes referred to herein as the "Delivery Date". On the Delivery Date the Company shall deliver the Offered Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price in New York Clearing House (next-day) funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Unless otherwise specified in the Underwriting Agreement relating to the Offered Stock, upon delivery the certificates representing the shares of the Offered Stock shall be in such denominations and registered in such names as the Representatives shall request in writing not less than two full business days prior to the Delivery Date. Unless otherwise specified in the Underwriting Agreement relating to the Offered Stock, for the purpose of expediting the checking and packaging thereof, the Company shall make the certificates representing the shares of each series of the Offered Stock available for inspection by the Representatives in New York, New York not later than 2:00 P.M., New York City time, on the business day prior to the Delivery Date.

     5.  The Company agrees:

          (a) To furnish promptly to the Representatives and to counsel for the Underwriters an executed copy of the Registration Statement and the Prospectus, including the documents incorporated by reference in the Prospectus and all consents and exhibits filed therewith;

          (b) To furnish the Underwriters with copies of the Prospectus (including the documents incorporated by reference therein) in such quantities as the Representatives may reasonably request;

          (c) To file promptly all reports and definitive proxy statements or information statements required to be filed by the Company pursuant to
     Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during such period following the date of this Agreement as a prospectus is required to be delivered in connection with the offering and sale of the Offered Stock;

          (d) To file with the Commission during the period referred to in (c) above any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or in the reasonable judgment of the Representatives, be required by the Act or that may be requested by the Commission and, in each case, approved by the Representatives and by the Company;

          (e) Prior to filing with the Commission during the period referred to in (c) above (i) any amendment to the

     Registration Statement or supplement to the Prospectus, or (ii) any Prospectus relating to the Offered Stock pursuant to Rule 424 of the Rules and Regulations, or (iii) any Incorporated Document, to furnish a copy thereof to the Representatives and to counsel for the Underwriters;

          (f) To advise the Representatives promptly (i) when any post-effective amendment to the Registration Statement relating to or covering the Offered Stock becomes effective, (ii) of any request by the Commission for an amendment or supplement to the Registration Statement (insofar as the amendment or supplement relates to or covers the Offered Stock), to the Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information relating to the offering of the Offered Stock, (iii) of the issuance by the Commission of any stop-order or any order preventing or suspending the use of the Prospectus or any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or any order directed to any document incorporated or deemed to be incorporated by reference in the Prospectus or the initiation of any stop-order proceeding or any challenge by the Commission to the accuracy or adequacy of any document incorporated or deemed to be incorporated by reference in the Prospectus, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Stock for sale in any jurisdiction or the initiation of any proceeding for that purpose; and (v) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or the Prospectus, or which requires the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading;

          (g) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Offered Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered Stock; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (h) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the "effective date of the registration statement" (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and Rule 158 thereunder;

          (i) If during the period referred to in (c) above the Commission shall issue a stop-order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time;


          (j) To pay the costs incident to the authorization, issuance, sale and delivery of the Offered Stock and any taxes payable in that connection; the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments, supplements and exhibits thereto; the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act; the costs of distributing the Registration Statement as originally filed and each amendment and post- effective amendment thereof (including exhibits), any preliminary prospectus, the Prospectus and any documents incorporated by reference in any of the foregoing documents; the costs of distributing the terms of the agreement relating to the organization of the underwriting syndicate to the Underwriters by mail, telex or other means of communication; the costs of preparing this Agreement; the costs of any filings with the National Association of Securities Dealers, Inc.; fees paid to rating agencies in connection with the rating of the Offered
     Stock; the fees and expenses of qualifying the Offered Stock under the securities laws of the several jurisdictions as provided in this Paragraph and of preparing and printing a Blue Sky Memorandum (including fees of counsel to the Underwriters not in excess of $10,000); and all other costs and expenses incident to the performance of the Company's obligations under this Agreement; provided that, except as provided in this Paragraph and in Paragraph 9 hereof, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Offered Stock which they may sell and the expenses of advertising any offering of the Offered Stock made by the Underwriters; and

          (k) During the period prior to the earlier of the Delivery Date and the date on which any price restrictions on the sale of the Offered Stock are terminated, not to offer or sell, or to cause any subsidiary to offer or sell, in the United States, without the prior consent of the Representatives, any preferred stock which is substantially similar to the Offered Stock.

     6. (a) The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which that Underwriter or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Incorporated Document or the Registration Statement or Prospectus as amended or supplemented, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such controlling person for any legal and other expenses reasonably incurred by that Underwriter or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or any controlling person of that Underwriter.

     (b) Each Underwriter shall indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and any person who controls the Company within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or the Registration Statement or Prospectus as amended or supplemented, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company or any such director, officer of controlling person for any legal and other expenses reasonably incurred by the Company or any such director, officer or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any of its directors, officers or controlling persons.

     (c) Promptly after receipt by an indemnified party under this Paragraph of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Paragraph, notify the indemnifying party in writing of the claim or the commencement of that action, provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Paragraph. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Paragraph for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that the representatives shall have the right to employ counsel to represent the Representatives and those other Underwriters and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Paragraph if, in the reasonable judgment of counsel to the Underwriters, due to a potential conflict of interest it is advisable for the Representatives and those Underwriters and controlling persons to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company; provided, however, that the Company shall not be obligated to pay the fees and expenses of more than one such separate counsel.

     (d) If the indemnification provided for in this Paragraph shall for any reason be unavailable to an indemnified party under Paragraph 6(a) or 6(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Stock (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to such offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Paragraph 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof referred to above in this Paragraph, shall be deemed to include, for purposes of this Paragraph, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Paragraph, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Stock underwritten by it and distributed to the pubic were offered to the pubic exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Paragraph are several in proportion to their respective underwriting obligations and not joint.

     (e) The Underwriters severally hereby confirm that the statements with respect to the pubic offering of the Offered Stock set forth on the cover page of the supplement to the Prospectus relating to the Offered Stock, the statements, if any, with respect to stabilizing the market prices of the Offered Stock of the Company in such supplement and the statements under the caption "Underwriting" in such supplement are correct and were furnished in writing to the Company by or on behalf of the Underwriters for inclusion in the Registration Statement and the Prospectus.

     (f) The indemnity and contribution agreements contained in this Paragraph and the representations, warranties and agreements of the Company in Paragraphs 1 and 5 shall survive the delivery of the Offered Stock and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

          7. The obligations of the Underwriters under this Agreement may be terminated by the Representatives, in their absolute discretion, by notice given to and received by the Company prior to delivery of and payment for any Offered Stock, if, prior to that time, (a) trading in the Company's Common Stock on the New York Stock Exchange, Inc. is suspended and such suspension shall be continuing on the Delivery Date, or (b) trading in securities generally on the New York Stock Exchange, Inc. is suspended, or minimum prices are established on that Exchange, or a banking moratorium is declared by either Federal or New York State authorities, or (c) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the Representatives reasonable judgment, impracticable to market the securities or enforce contracts for the sale of the Offered Stock, or (d) the rating assigned by Moody's Investors Service, Inc. or Standard & Poor's Corporation to any preferred stock of the Company as of the date of any applicable Underwriting Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed any preferred stock of the Company on what is commonly termed a "watch list" for possible downgrading.

          8. The respective obligations of the Underwriters under this Agreement are subject to the accuracy, on the date this Agreement is executed and on the Delivery Date, of the representations and warranties of the Company contained herein, to performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

          (a) At or before the Delivery Date, no stop-order suspending the effectiveness of the Registration Statement nor any order directed to any document incorporated by reference in the Prospectus or to any Incorporated Document shall have been issued, and prior to that time no stop-order proceeding shall have been initiated or threatened by the Commission and no challenge by the Commission shall have been made to the accuracy or adequacy of any document incorporated by reference in the Prospectus or to any Incorporated Document; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with; and the Company shall not have filed with the

     Commission any amendment or supplement to the Registration Statement or the Prospectus without the consent of the Representatives.

          (b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement or the Prospectus or any Incorporated Document or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Additional Agreement, if any, and the Offered Stock, and the form of the Registration Statement and the Prospectus and any Incorporated Document, other than financial statements and other financial data, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d) Robert B. Adams, Senior Vice President and Deputy General Counsel of the Company, or other counsel satisfactory to the Underwriters receiving such opinion, shall have furnished to the Representatives his opinion addressed to the Underwriters and dated the Delivery Date to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has the authority (corporate and other) to conduct its business as described in the Prospectus and is duly registered as a bank holding company under the Bank Holding Company Act of 1956;

               (ii) The Bank has been duly organized and is validly existing under the laws of the United States of America and has the authority (corporate and other) to conduct operations as a national banking association and in all material respects to conduct its business as described in the Prospectus;

               (iii) All the outstanding shares of capital stock of the Bank have been duly authorized and are validly issued and are owned by the Company, free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, except as described in Paragraph 1(e) above;

               (iv) This Agreement has been duly executed and delivered by the Company;

               (v) The execution, delivery and performance of the Additional Agreement, if any, by the Company have been authorized by all requisite corporate action by the Company, and the Additional Agreement, if any, has been duly executed and delivered by the Company;

               (vi) The shares of Offered Stock are duly authorized, validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof;

               (vii) The Offered Stock conforms to the description thereof in the Registration Statement and the Prospectus;

               (viii) No approval of any public regulatory body, state or federal (except under state securities or blue sky statutes, as to which such counsel need not express an opinion), other than those approvals that have been obtained, is required for the valid execution, delivery and performance by the Company of this Agreement;

               (ix) The execution, delivery and performance of this Agreement have been authorized by all requisite corporate action by the Company;

               (x) The execution, delivery and performance of this Agreement and the Additional Agreement, if any, the issuance and sale of the Offered Stock pursuant to this Agreement and compliance by the Company with the provisions of the Additional Agreement, if any, and the terms of the Offered Stock will not result in a material breach of any of the provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of, any agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound, and will not result in a violation of the provisions of the certificate of incorporation or by- laws of the Company, or any existing applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over the Company or any of its subsidiaries;

               (xi) The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop-order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated under the Act; no order directed to any document incorporated by reference in the Prospectus or to any Incorporated Document has been issued, and, to the best of the knowledge of such counsel, no challenge has been made to the accuracy or adequacy of any such document; the Registration Statement and the Prospectus (other than the financial statements and other financial data included therein, as to which no opinion need be expressed) comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission under said Act; the documents incorporated by reference in the Prospectus and the Incorporated Documents which have been filed prior to the Delivery Date (except that no opinion need be expressed as to the financial statements and other financial data contained therein) comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; nothing has come to the attention of such counsel that would lead him to believe that such Registration Statement, at the time it became effective, or if an amendment to the Registration Statement or an annual report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent filing (other than the financial statements and other financial data included in any thereof, as to which no opinion need be expressed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and nothing has come to the attention of such counsel that would lead him to believe that such Prospectus, as amended or supplemented, at the date of the Underwriting Agreement or at the Delivery Date (other than the financial statements and other financial data included in any thereof, as to which no opinion need be expressed), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (xii) To the best of the knowledge of such counsel, there are no contracts or other documents required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations, or which were required to be filed as exhibits to any document incorporated by reference in the Prospectus by the Exchange Act or the rules or regulations of the Commission thereunder, which have not been so filed or so incorporated by reference as exhibits thereto; the descriptions in the Registration Statement and Prospectus of the contracts and other documents therein described and filed with the Registration Statement are accurate in all material respects and fairly present the information required to be shown; and to the best of the knowledge of such counsel there are no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries of a character required to be disclosed in the Prospectus which have not been adequately disclosed therein; and

               (xiii) The statements made in the Prospectus under the captions "Description of Preferred Stock" and "Description of (Title of Offered Stock)", insofar as they purport to summarize the provisions of documents or agreements specifically referred to therein, fairly present the information called for with respect thereto by Form S-3.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form satisfactory to counsel for the Underwriters, and in substance satisfactory to the Representatives.

          (e) The Company shall have furnished to the Representatives on the Delivery Date a certificate, dated the Delivery Date, of a principal executive officer of the Company stating that the representations, warranties and agreements of the Company in Paragraph 1 are true and correct as of the Delivery Date, that the Company has complied with all its agreements contained herein, and that the conditions set forth in Paragraph 8(a) have been fulfilled.

          (f) At the time this Agreement is executed and at the Delivery Date, Price Waterhouse shall have furnished to the Representatives a letter or letters, dated respectively as of the date this Agreement is executed and as of the Delivery Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations of the Commission thereunder, and stating, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five
     business days prior to the date of each    such letter), the conclusions
     and findings of such firm as to
     such financial information and other matters as the Representatives shall reasonably request, and, in the case of the letter dated as of the Delivery Date, confirming in all material respects the conclusions and findings set forth in the letter dated as of the date this Agreement is executed.

     9. If the Company shall fail to tender the Offered Stock on the Delivery Date or if the Underwriters shall for any reason permitted under this Agreement (other than pursuant to Paragraphs 2 and 7) decline to purchase the Offered Stock, the sole liability of the Company to the several Underwriters will be to reimburse the several Underwriters up to a reasonable amount for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Offered Stock, and upon demand the Company will pay the full amount thereof to the Representatives. The Company will not be obligated to reimburse the several Underwriters on account of any such expenses if this Agreement shall be terminated for the reasons set forth in Paragraph 2 or shall be terminated by the Underwriters pursuant to Paragraph 7.

     10. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Representatives. Any notice by the Company to the Underwriters shall be sufficient if given in writing or by telegraph addressed to the Representatives at the address furnished to the Company and any notice by the Underwriters to the Company shall be sufficient if given by the Representatives in writing or by telegraph addressed to the Company at 1 Chase Manhattan Plaza, New York, New York 10081, Attention of the Secretary.

     11. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. Nothing in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy of claim under or in respect of this Agreement or any provision contained herein, this Agreement and the terms and provisions hereof being for the sole benefit of only those mentioned persons; except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of
Section 15 of the Act, and (b) the indemnity agreement of the Underwriters contained in Paragraph 6 of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     12. For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

     13. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.